Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
            IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT

    In connection with the quarterly report of Sharps Compliance Corp. (the "Company") on Form 10-QSB for the three and nine months ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof, I, David P. Tusa, Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

     (3) The Form 10-QSB report for the three and six months ended March 31, 2005, filed with the Securities and Exchange Commission on May 11, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (4) The information contained in the Form 10-QSB report for the three and nine months ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Sharps Compliance Corp.

By: /s/ DAVID P. TUSA                                   Date: May 11, 2005
    -----------------
    David P. Tusa
    Senior Vice President,
    Chief Financial Officer
    And Corporate Secretary



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